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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS            Exhibit 23




Great Lakes Savings Plan


We consent to the incorporation by reference in Registration Statement (Form S-8 No.33-02075) pertaining to the Savings Plan of Great Lakes Chemical Corporation of our report dated April 30, 2000 with respect to the financial statements of the Great Lakes Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.




                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
June 22, 2000